                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.   20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report (Date of earliest event reported) July 19, 1995



                         Barrett Resources Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                 1-13446             84-0832476
- ----------------------------  ----------------   --------------------
(State or other jurisdiction  (Commission File   (IRS Employer
 of incorporation)             Number)            Identification No.)



     1125 Seventeenth Street, Suite 2400, Denver, Colorado      80202
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     (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code (303) 297-3900
                                                          --------------
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Item 5. Other Events
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        On July 19, 1995, the Registrant issued the following press release:

"FOR IMMEDIATE RELEASE                               CONTACT:  Donald H. Stevens
 ---------------------                                            Laura M. Wolfe
                                                                  (303) 297-3900

             BARRETT RESOURCES AND PLAINS PETROLEUM COMPLETE MERGER


DENVER, COLORADO, JULY 19, 1995 - Barrett Resources Corporation (NYSE: BRR) today announced the completion of the previously announced merger of Barrett and Plains Petroleum Company. Stockholders of the two companies voted to approve the transaction in special meetings held July 18, 1995.

"We believe this merger creates one of the premier domestic gas exploration and production companies," stated William J. Barrett, Chairman and Chief Executive Officer.

Pursuant to the merger, each Plains stockholder has received 1.3 shares of Barrett common stock in exchange for each remaining share of Plains stock. Barrett has issued an additional 13.4 million shares of common stock, bringing its total shares outstanding to 25.4 million shares.

Barrett is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing, and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado and Wyoming and the Mid-continent area of Kansas and Oklahoma."



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 19, 1995       BARRETT RESOURCES CORPORATION



                                 By: /s/ JOHN F. KELLER
                                     ------------------
                                     John F. Keller
                                     Executive Vice President


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